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                        [KIRKLAND & ELLIS LLP LETTERHEAD]


                                                                     Exhibit 5.1

                                November 1, 2005



Commercial Vehicle Group, Inc.
and the Guarantors set forth below
6530 West Campus Oval
New Albany, Ohio 43054

         Re: Registration Statement on Form S-4 (Registration No. 333-     )
             ---------------------------------------------------------------

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to Commercial Vehicle Group, Inc., a Delaware corporation (the "Issuer"), Trim Systems, Inc., a Delaware corporation, Trim Systems Operating Corp., a Delaware corporation, National Seating Company, a Delaware corporation, CVS Holdings, Inc., a Delaware corporation, Sprague Devices, Inc., a Delaware corporation, CVG Management Corporation, a Delaware corporation, CVG Logistics, LLC, a Delaware limited liability company, Mayflower Vehicle Systems, LLC, a Delaware limited liability company, Monona Corporation, a Delaware corporation, Monona Wire Corporation, an Iowa corporation, Monona (Mexico) Holdings LLC, an Illinois limited liability company, and Cabarrus Plastics, Inc., a North Carolina company (collectively, the "Guarantors" and, collectively with the Issuer, the "Registrants"). In this opinion letter: (i) Monona Wire Corporation is also referred to as the "Iowa Registrant," and (ii) Cabarrus Plastics, Inc. is also referred to as the "North Carolina Registrant." This opinion letter is being delivered in connection with the proposed registration by the Issuer of $150,000,000 in aggregate principal amount of the Issuer's 8% Senior Notes due 2013, Series B (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 (Registration No. 333-__________) to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

         The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture, dated as of July 6, 2005 (as may be amended or supplemented from time to time, the "Indenture"), among the Issuer, the Guarantors and U.S. Bank National Association, as trustee. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer's outstanding 8% Senior Notes due 2013 (the "Existing Notes"),




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Commercial Vehicle Group, Inc.
November 1, 2005
Page 2



of which $150,000,000 in aggregate principal amount is subject to the exchange offer pursuant to the Registration Statement.

         In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) resolutions of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (ii) the Indenture, (iii) the Registration Statement and (iv) the Registration Rights Agreement, dated as of July 6, 2005, by and among the Registrants, Credit Suisse First Boston LLC, Robert W. Baird & Co. Incorporated, ABN AMRO Incorporated, Comerica Securities, Inc., NatCity Investments, Inc., Piper Jaffray & Co. and Greenwich Capital Markets, Inc.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Registrants and others.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

         Based upon and subject to the assumptions, qualifications, exclusions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Existing Notes, the Exchange Notes will be binding obligations of the Issuer and the Guarantees will be binding obligations of the Guarantors.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.




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Commercial Vehicle Group, Inc.
November 1, 2005
Page 3


         Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the Limited Liability Company Act of the State of Illinois or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. For purposes of our opinion that the Guarantees will be binding obligations of the Guarantors, we have, without conducting any research or investigation with respect thereto, relied on the opinions of: (i) Shuttleworth & Ingersoll, P.L.C., with respect to the Iowa Registrant, and (ii) Robinson, Bradshaw & Hinson P.A., with respect to the North Carolina Registrant, that such Guarantees have been duly authorized, executed and delivered, and do not conflict with, or require consents under, their respective states of organization. We are not licensed to practice in Iowa and North Carolina, and we have made no investigation of, and do not express or imply an opinion on, the laws of such states. We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law and the Limited Liability Company Act of the State of Delaware which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or "blue sky") laws or regulations.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York, Delaware or Illinois or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                                                   Sincerely,

                                                   /s/ Kirkland & Ellis LLP

                                                   Kirkland & Ellis LLP